Exhibit 4.2

EXECUTION VERSION

AMENDED AND RESTATED TRUST AGREEMENT

dated as of January 30, 2007

by and among

ACCREDITED HOME LENDERS, INC.,

as Sponsor,

ACCREDITED MORTGAGE LOAN REIT TRUST

as Depositor,

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Owner Trustee

ACCREDITED MORTGAGE LOAN TRUST 2007-1

Asset-Backed Notes, Series 2007-1

i

ii

EXHIBITS

Exhibit A Form of Trust Certificate

Exhibit B Form of Certificate of Trust

Exhibit C Form of Investment Letter

Exhibit D Form of Transferor Certificate

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This AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 30, 2007, is among ACCREDITED HOME LENDERS, INC., as sponsor (the “Sponsor”), ACCREDITED MORTGAGE LOAN REIT TRUST, a Maryland real estate investment trust, as depositor (the “Depositor”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as owner trustee (the “Owner Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall mean this Trust Agreement, as may be amended and supplemented from time to time.

“Authorized Officer” shall have the meaning assigned thereto in Appendix I to the Indenture.

“Basic Documents” shall mean this Agreement, the Sale and Servicing Agreement, the Indenture and the Hedge Agreements.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of New York, the State of Delaware, the State of California, or the state in which the Indenture Trustee’s office from which payments will be made to the Certificateholder, are authorized or obligated by law, regulation or executive order to be closed.

“Cap Agreement” the interest rate cap agreement, dated as of January 30, 2007, between the Issuing Entity and the Cap Provider.

“Cap Provider” shall mean the counterparty to the Cap Agreement required to make payments to the Issuing Entity pursuant to the terms of the Cap Agreement, and any successor in interest or assign. Initially, the Cap Provider shall be Credit Suisse International.

“Certificate” shall mean each Trust Certificate.

“Certificateholder” shall mean each Person in whose name a Trust Certificate is registered.

“Certificate of Trust” shall mean the Certificate of Trust, in the form of Exhibit B, to be filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Register” and “Certificate Registrar” shall mean the register mentioned and the registrar appointed pursuant to Section 4.04.

“Class Note Balance” shall have the meaning assigned to such term in the Indenture.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and, where appropriate in context, Treasury Regulations promulgated thereunder.

“Corporate Trust Office” shall mean, with respect to the Owner Trustee, an office of the Owner Trustee which for purposes of the Agreement is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Administration; or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Sponsor, or an office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Sponsor).

“Depositor” shall mean Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall have the meaning assigned to such term in Section 9.02.

“Hedge Agreements”: Collectively, the Swap Agreement and the Cap Agreement.

“Hedge Provider”: Collectively, the Swap Provider and the Cap Provider.

“Indenture” shall mean the Indenture, dated as of January 1, 2007, by and between the Issuing Entity and the Indenture Trustee.

“Indenture Trustee” means Deutsche Bank National Trust Company, as Indenture Trustee under the Indenture.

“Investment Letter” shall have the meaning assigned to such term in Section 4.04.

“Issuing Entity” shall mean the Accredited Mortgage Loan Trust 2007-1, the Delaware statutory trust created pursuant to this Agreement.

“Mortgage Loans” shall mean a pool of fixed- and adjustable-rate mortgage loans, as identified in the related Mortgage Loan Schedule.

“Non-U.S. Person” shall mean an individual, corporation, partnership or other person other than a United States Person.

“Noteholder” shall have the meaning assigned to such terms in the Indenture.

“Notes” shall mean the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and Class M-9 Notes.

“Outstanding” shall have the meaning assigned to such term in the Indenture.

“Ownership Interest” means, with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Owner Trust Estate” shall mean the Trust Estate, including the contribution of $1,000 referred to in Section 2.05 hereof.

“Owner Trustee” shall mean U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

“Owner Trustee Information” shall mean the information in (a) the Free Writing Prospectus contained in the first two paragraphs under the heading “The Owner Trustee” and (b) the Prospectus Supplement or any amendment or supplement thereto contained in the first two paragraphs under the heading “The Owner Trustee.”

“Payment Date” shall mean the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing February 26, 2007.

“Percentage Interest” shall mean with respect to any Certificate, the percentage portion of the Certificates evidenced thereby as stated on the face of such Certificate.

“Plan” shall mean (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan (within the meaning of Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (iii) a governmental plan (within the meaning of Section 3(32) of ERISA) that is subject to any federal, state or local law that is, to a material extent, similar to Title I of ERISA or Section 4975 of the Code.

“Prospective Holder” shall have the meaning set forth in Section 4.09(a).

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given ten (10) days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Indenture Trustee, the Sponsor, the Servicer, the Owner Trustee and the Issuing Entity in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes that it maintains.

“Record Date” shall mean, with respect to the Certificates and any Payment Date, the last Business Day of the month preceding the month in which the related Payment Date occurs.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement, dated as of January 1, 2007, among the Sponsor, the Issuing Entity, the Indenture Trustee, and the Servicer.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Servicer” shall mean Accredited Home Lenders, Inc., a California corporation, or any successor servicer appointed pursuant to the Sale and Servicing Agreement.

“Sponsor” shall mean Accredited Home Lenders, Inc., a California corporation.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Swap Agreement” the interest rate swap agreement, dated as of January 30, 2007, between the Issuing Entity and the Swap Provider.

“Swap Provider” shall mean the counterparty to the Swap Agreement either (a) entitled to receive payments from the Issuing Entity or (b) required to make payments to the Issuing Entity, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Credit Suisse International.

“Transfer” means any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Certificate” shall mean a certificate evidencing the beneficial interest of a Certificateholder in the Issuing Entity, substantially in the form attached hereto as Exhibit A.

“Underwriters” shall mean Lehman Brothers, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc. and HSBC Securities (USA) Inc.

Section 1.02. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix I to the Indenture and the Sale and Servicing Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION

Section 2.01. Name. The Issuing Entity governed hereby shall be known as “Accredited Mortgage Loan Trust 2007-1,” in which name the Owner Trustee may conduct the business of the Issuing Entity, make and execute contracts and other instruments on behalf of the Issuing Entity and sue and be sued on behalf of the Issuing Entity.

Section 2.02. Office. The office of the Issuing Entity shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders, Indenture Trustee and the Sponsor.

Section 2.03. Purposes and Powers. The purpose of the Issuing Entity is to engage in the following activities:

(a) to issue the Notes pursuant to the Indenture and to sell such Notes;

(b) with the proceeds of the sale of the Notes and Certificates, to purchase the Mortgage Loans to be included in the Owner Trust Estate from the Depositor with the balance of such funds pursuant to the Sale and Servicing Agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders any portion of the Owner Trust Estate released from the lien of, and remitted to the Issuing Entity pursuant to, the Indenture;

(d) to enter into and perform its obligations under the Basic Documents to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions and payments to the Noteholders and the Certificateholders; and

(g) to issue the Certificates pursuant to this Agreement.

The Issuing Entity is hereby authorized by the initial beneficiary and the Certificateholders to engage in the foregoing activities. The Issuing Entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

Section 2.04. Appointment of Owner Trustee. The Sponsor hereby appoints the Owner Trustee as trustee of the Issuing Entity effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute, and the Owner Trustee hereby accepts such appointment.

The Owner Trustee may engage, in the name of the Issuing Entity or in its own name on behalf of the Issuing Entity, in the activities of the Issuing Entity, make and execute contracts on behalf of the Issuing Entity and sue on behalf of the Issuing Entity.

Section 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Issuing Entity, as of the date hereof, the sum of $1,000. The foregoing contribution, which shall constitute the initial Owner Trust Estate, shall be deposited by the Depositor in the Payment Account. The Depositor shall pay organizational expenses of the Issuing Entity as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. Concurrently with the execution of this Agreement, the Issuing Entity will enter into the Sale and Servicing Agreement pursuant to which it will purchase the Mortgage Loans, which comprise the remainder of the Owner Trust Estate. Upon the transfer of the Mortgage Loans pursuant to the Sale and Servicing Agreement, the Issuing Entity shall transfer the initial capital contribution, in the sum of $1,000, back to the Depositor.

Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Noteholders and the Certificateholders, subject to the obligations of the Issuing Entity under the Basic Documents.

It is the intention of the parties hereto that, solely for state income and franchise tax purposes, the Issuing Entity constitutes a statutory trust under the Statutory Trust Statute and that this Agreement constitutes the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for state income and franchise tax purposes, the Issuing Entity shall be treated as a security arrangement, with the assets of the Issuing Entity being the Mortgage Loans. The parties agree that, unless otherwise required by appropriate state tax authorities, the Issuing Entity will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with the characterization of the Issuing Entity and the Mortgage Loans as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Issuing Entity. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

Section 2.07. Liability of the Certificateholders. Subject to Section 2.05, no Certificateholder shall have any personal liability for any liability or obligation of the Issuing Entity. The Certificates shall be fully paid and nonassessable.

Section 2.08. Title to Trust Property.

(a) Subject to the Indenture, legal title to all of the Owner Trust Estate shall be vested at all times in the Issuing Entity as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee and/or a separate trustee, as the case may be.

(b) The Certificateholders shall not have legal title to any part of the Owner Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Owner Trust Estate.

Section 2.09. Situs of Issuing Entity. The Issuing Entity will be located in the State of Delaware and administered by the Owner Trustee in the States of Delaware and Illinois. The Issuing Entity shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.

Section 2.10. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Owner Trustee that:

(a) The Sponsor is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Sponsor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Sponsor by all necessary corporate action.

(c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Sponsor, or any indenture, agreement or other instrument to which the Sponsor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terns of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, any order, rule or regulation applicable to the Sponsor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties.

(d) There are no proceedings or investigations pending or notice of which has been received in writing before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties: (x) asserting the invalidity of this Agreement, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (z) seeking any determination or ruling that should reasonably be expected to materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, this Agreement.

(e) The representations and warranties of the Sponsor in Article III of the Sale and Servicing Agreement are true and correct.

(f) The Sponsor has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the application of equitable principles.

(g) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

(h) The Sponsor will hold itself out to the public under its own name as a separate and distinct entity from the Issuing Entity and conduct its business so as not to mislead others as to the identity of the Issuing Entity. Without limiting the generality of the foregoing, to the extent that the Sponsor makes on behalf of the Issuing Entity, as administrator of the Issuing Entity, oral and written communications, including without limitation, all letters, invoices, contracts, statements and applications such oral and written communications will be made solely by the Sponsor, as administrator of the Issuing Entity, in the name of the Issuing Entity if they are made on behalf of the Issuing Entity.

Section 2.11. Federal Income Tax Treatment of the Issuing Entity. The parties hereto intend that the Depositor, or other entity that is a REIT or a Qualified REIT Subsidiary, will at all times that the Notes are outstanding own a 100% Percentage Interest in the Trust Certificates; that the Depositor will qualify for taxation as a REIT at all times that it is a Certificateholder; and that the Issuing Entity will be a Qualified REIT Subsidiary at all times the Notes are outstanding.

Section 2.12. Covenants of the Sponsor. The Sponsor agrees and covenants for the benefit of each Certificateholder and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

(a) it shall not, for any reason, institute proceedings for the Issuing Entity to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Issuing Entity, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Issuing Entity, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuing Entity or a substantial part of the property of the Issuing Entity or cause or permit the Issuing Entity to make any assignment for the benefit of creditors, or admit in writing the inability of the Issuing Entity to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Issuing Entity or take any action in furtherance of any such action;

(b) it shall obtain from each counterparty to each Basic Document to which it or the Issuing Entity is a party and each other agreement entered into on or after the date hereof to which it or the Issuing Entity is a party, an agreement by each such counterparty that prior to the occurrence of certain events specified in such agreement, such counterparty shall not institute against, or join any other Person in instituting against, it or the Issuing Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

(c) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party.

Section 2.13. Covenants of the Certificateholders. Each Certificateholder by becoming a beneficial owner of the Certificate or by its acceptance of a Certificate agrees:

(a) to be bound by the terms and conditions of the Certificates of which such Certificateholder is the beneficial owner and of this Agreement and the other Basic Documents, including any supplements or amendments hereto and thereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Issuing Entity, the Owner Trustee and all other Certificateholders, present and future;

(b) to the appointment of the Owner Trustee as such Certificateholder’s agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Issuing Entity and, if requested by the Issuing Entity, to sign such federal income tax information return in its capacity as holder of an interest in the Issuing Entity;

(c) not to take any position in such Certificateholder’s tax returns inconsistent with those taken in any tax returns filed by the Issuing Entity; and

(d) not to take any action that would cause the Issuing Entity to become subject to federal income tax or fail to take any action that would prevent the Issuing Entity from becoming subject to federal income tax.

Section 2.14. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Depositor is duly organized and validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Issuing Entity and the Depositor has duly authorized such transfer and assignment and deposit to the Issuing Entity by all necessary trust action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary trust action.

(c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the declaration of trust or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terns of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(d) There are no proceedings or investigations pending or notice of which has been received in writing before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (x) asserting the invalidity of this Agreement, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (z) seeking any determination or ruling that should reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

(e) The representations and warranties of the Depositor in Article III of the Sale and Servicing Agreement are true and correct.

(f) The Depositor has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Depositor, enforceable against the Depositor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the application of equitable principles.

(g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

(h) The Depositor will hold itself out to the public under its own name as a separate and distinct entity from the Issuing Entity and conduct its business so as not to mislead others as to the identity of the Issuing Entity.

Section 2.15. Covenants of the Depositor. The Depositor agrees and covenants for the benefit of each Certificateholder and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

(a) it shall not, for any reason, institute proceedings for the Issuing Entity to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Issuing Entity, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Issuing Entity, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuing Entity or a substantial part of the property of the Issuing Entity or cause or permit the Issuing Entity to make any assignment for the benefit of creditors, or admit in writing the inability of the Issuing Entity to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Issuing Entity or take any action in furtherance of any such action;

(b) it shall obtain from each counterparty to each Basic Document to which it or the Issuing Entity is a party and each other agreement entered into on or after the date hereof to which it or the Issuing Entity is a party, an agreement by each such counterparty that prior to the occurrence of certain events specified in such agreement, such counterparty shall not institute against, or join any other Person in instituting against, it or the Issuing Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;

(c) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party; and

(d) the Depositor hereby reaffirms the covenants of the Depositor in Section 3.06(h) of the Sale and Servicing Agreement and those covenants are incorporated herein by this reference.

ARTICLE III

[RESERVED]

ARTICLE IV

CERTIFICATES AND TRANSFER OF INTERESTS

Section 4.01. Initial Ownership. Upon the formation of the Issuing Entity by the contribution by the Depositor pursuant to Section 2.05 and the filing of the Certificate of Trust with the Secretary of State and until the issuance of the Certificates, the Depositor shall be the sole owner of the Issuing Entity.

Section 4.02. The Certificates. The Certificates shall be issued as a single certificate, substantially in the form of Exhibit A hereto, upon the order of the Owner Trustee, at the direction of the Sponsor, to the Depositor concurrently with the sale and assignment to the Issuing Entity of the Mortgage Loans by the Depositor, at the direction of the Sponsor, to the Owner Trustee. The Certificates shall represent the entire beneficial interest in the assets of the Issuing Entity subject to the debt represented by the Notes. The Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof. The Certificates shall be executed on behalf of the Issuing Entity by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuing Entity, shall be valid, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 4.04.

Section 4.03. Execution, Authentication and Delivery of Certificates. Concurrently with the initial transfer of the Mortgage Loans to the Issuing Entity pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates, representing 100% of the Percentage Interests of the Issuing Entity, to be executed on behalf of the Issuing Entity, authenticated and delivered, at the written direction of the Sponsor, to the Depositor as initial Certificateholder. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authenticating agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Section 4.04. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 4.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Owner Trustee shall be the initial “Certificate Registrar.”

Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 4.08, the Owner Trustee, upon the satisfaction of the conditions set forth in Section 4.09(c), shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of a like Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of a like Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 4.08.

Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in the form of Transferor Certificate set forth as Exhibit D hereto, duly executed by the Certificateholder or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The preceding provisions of this Section 4.04 notwithstanding, the Certificate Registrar shall not register transfers or exchanges of Certificates for a period of fifteen (15) days preceding the Payment Date with respect to the Certificates.

Notwithstanding anything contained herein to the contrary, neither the Certificate Registrar nor the Owner Trustee shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1940, as amended; provided, however, that if an Investment Letter is specifically required to be delivered to the Owner Trustee by a purchaser or transferee of a Certificate, the Owner Trustee shall be under a duty to examine the same to determine whether it conforms to the form of Investment Letter set forth as Exhibit C hereto and shall promptly notify the party delivering the same if such Investment Letter does not so conform.

Section 4.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Issuing Entity shall execute and the Owner Trustee, or the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. In connection with the issuance of any new Certificate under this Section 4.05, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Issuing Entity, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 4.06. Persons Deemed Owners. Each person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terns of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

Section 4.07. Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Servicer, the Sponsor and the Indenture Trustee immediately prior to each Payment Date, a list of the names and addresses of the Certificateholders as of the most recent Record Date. The Certificate Registrar shall notify the Indenture Trustee of any change in the initial Holders of the Certificates. If one or more Certificateholder, together evidencing Percentage Interests totaling not less than 25%, apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Sponsor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 4.08. Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Basic Documents may be served, and so long as the Owner Trustee is the Certificate Registrar, where Certificates may be surrendered for registration of transfer or exchange and notices and demands to or upon the Certificate Registrar in respect of the Certificates, may be served. The Owner Trustee initially designates the Corporate Trust Office as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Indenture Trustee, the Sponsor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 4.09. Restrictions on Transfers of Certificates. (a) Each prospective purchaser and any subsequent transferee of a Certificate (each, a “Prospective Holder”), other than the Sponsor, shall execute and deliver to the Owner Trustee and the Certificate Registrar and any of their respective successors an Investment Letter in the form of Exhibit C hereto to the effect that:

(i) Such Person is (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and is aware that the seller of the Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Issuing Entity or an affiliate of such Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, the Sponsor).

(ii) Such Person understands that the Certificates have not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a qualified institutional buyer or (B) a Person involved in the organization or operation of the Issuing Entity or an affiliate of such Person, in a transaction pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or exempt from the registration requirements of the Securities Act and any such state securities laws.

(iii) Such Person understands that the Certificates bear a legend to the following effect:

“THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUING ENTITY OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3A-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, ACCREDITED HOME LENDERS, INC.) IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (I) SUCH TRANSFER OR EXCHANGE MAY BE MADE PURSUANT TO AN

EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFORE, FROM THE SECURITIES ACT OR IS BEING MADE PURSUANT TO THE SECURITIES ACT AND (II) SUCH TRANSFER OR EXCHANGE WILL NOT CAUSE THE ISSUING ENTITY TO BECOME SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940.”

Provided, however, that in lieu of an Investment Letter covering clause (i) above, an Opinion of Counsel is delivered to the Owner Trustee and the Certificate Registrar that (i) such transfer or exchange may be made pursuant to an exemption, describing the applicable exemption and the basis therefore, from the Securities Act or is being made pursuant to the Securities Act and (ii) such transfer or exchange will not cause the Issuing Entity to become subject to the Investment Company Act of 1940.

(b) By its acceptance of a Certificate, each Prospective Holder agrees and acknowledges that no legal or beneficial interest in all or any portion of any Certificate may be transferred directly or indirectly to an entity that holds residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a “Book-Entry Nominee”) and any such purported transfer shall be void and have no effect.

The Certificates shall bear an additional legend referring to the restrictions contained in preceding paragraph to the following effect:

THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS, PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR A CERTIFICATE STATING THAT SUCH TRANSFEREE IS NOT AN ENTITY THAT WILL HOLD THIS CERTIFICATE AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITY THROUGH ELECTRONIC BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS.

(c) No transfer of a Certificate or any beneficial interest therein shall be made to any person unless the Owner Trustee has received a representation letter from the Prospective Holder to the effect that such Prospective Holder is not a Plan and is not, directly or indirectly, purchasing such Certificate or interest therein on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with the assets of a Plan.

(d) The Owner Trustee shall not execute, and shall not countersign and deliver, a Certificate in connection with any transfer thereof unless the transferor shall have provided to the Owner Trustee an Investment Letter, signed by the transferee, which certificate shall contain the consent of the transferee to any amendments of this Agreement as may be required to effectuate further the foregoing restrictions on transfer of the Certificates to Book-Entry Nominees, and an agreement by the transferee that it will not transfer a Certificate without providing to the Owner Trustee an Investment Letter.

(e) [Reserved].

(f) Unless the Prospective Holder delivers a certificate to the Owner Trustee to the effect that it is a United States Person, the Prospective Holder, other than Accredited Home Lenders, Inc. or an affiliate of the Accredited Home Lenders, Inc., shall obtain and deliver to the Owner Trustee an Opinion of Counsel to the effect that, as a matter of federal income tax law, the transfer of the Certificate to such Prospective Holder will not result in the imposition of any U.S. withholding tax on payments in respect of the Mortgage Loans or the Certificate.

(g) No pledge or transfer of the Certificates shall be effective unless such pledge or transfer is (i) to a single beneficial owner that represents that it qualifies for taxation as a REIT or is a Qualified REIT Subsidiary or (ii) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not, unless otherwise agreed, be an expense of the Issuing Entity, the Certificate Registrar, the Servicer, or the Sponsor, to the effect such pledge or transfer will not cause the Issuing Entity to be subject to federal income tax.

ARTICLE V

ACTIONS BY OWNER TRUSTEE

Section 5.01. Prior Notice to the Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders (unless the Certificateholders have directed the Owner Trustee to take action) and the Rating Agencies in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or have provided alternative written direction and in the case of the Rating Agencies, the Rating Agency Condition shall have been met:

(a) the initiation of any claim or lawsuit by the Issuing Entity (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans);

(b) the election by the Issuing Entity to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c) the amendment or other change to this Agreement or any Basic Document in circumstances where the consent of any Certificateholder is required;

(d) the amendment or other change to this Agreement or any other Basic Document in circumstances where the consent of any Certificateholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

(e) the appointment pursuant to the Indenture of a successor Note Registrar, or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or the consent to the assignment by the Note Registrar or Indenture Trustee or Certificate Registrar of their respective obligations under the Indenture or this Agreement, as applicable;

(f) the consent to the waiver of any default of any Basic Document;

(g) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

(h) except as provided in Article X hereof, dissolve, terminate or liquidate the Issuing Entity in whole or in part;

(i) merge or consolidate the Issuing Entity with or into any other entity, or convey or transfer all or substantially all of the Issuing Entity’s assets to any other entity;

(j) cause the Issuing Entity to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the other Basic Documents;

(k) do any act which would make it impossible to carry on the ordinary business of the Issuing Entity as described in Section 2.03 hereof;

(l) confess a judgment against the Issuing Entity;

(m) possess Issuing Entity assets, or assign the Issuing Entity’s right to property, for other than an Issuing Entity purpose;

(n) cause the Issuing Entity to lend any funds to any entity; or

(o) change the Issuing Entity’s purpose and powers from those set forth in this Agreement.

In addition the Issuing Entity shall not commingle its assets with those of any other entity. The Issuing Entity shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Issuing Entity shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Issuing Entity shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Servicer, on behalf of the Issuing Entity, shall maintain appropriate minutes or other records of all appropriate action. The Issuing Entity shall maintain its office separate from the offices of the Sponsor, the Depositor and the Servicer.

Notwithstanding the other provisions of this Section 5.01, the Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, and to the extent otherwise consistent with the Basic Documents, to remove or replace the Servicer or the Indenture Trustee.

Section 5.02. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to (i) institute proceedings to have the Issuing Entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Issuing Entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Issuing Entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Issuing Entity or a substantial portion of the property of the Issuing Entity, (v) make any assignment for the benefit of the Issuing Entity’s creditors, (vi) cause the Issuing Entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the Issuing Entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all Certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the Owner Trustee by each such Certificateholder of a certification that such Certificateholder reasonably believes that the Issuing Entity is insolvent. So long as the Indenture remains in effect, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Issuing Entity or direct the Owner Trustee to take any Bankruptcy Action with respect to the Issuing Entity. The terms of this Section 5.02 shall survive for one year and one day following the termination of this Agreement.

Section 5.03. Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuing Entity or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 5.04. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the holders of Certificates evidencing more than 50% of the Percentage Interest in the Issuing Entity and such action shall be binding upon all Certificateholders. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by holders of Certificates evidencing more than 50% of the Percentage Interest in the Issuing Entity at the time of the delivery of such notice and such action shall be binding upon all Certificateholders.

ARTICLE VI

TAX PROVISIONS; CERTAIN DUTIES

Section 6.01. Federal Income Tax Provisions.

(a) The Issuing Entity will be wholly owned by the Certificateholder, which as of the Closing Date is the Depositor. The Depositor has made an election to be treated as a “real estate investment trust” (a “REIT”) under Section 856 of the Code. As such, the Depositor, as the sole Certificateholder, will be regarded as (i) owning all assets owned by the Issuing Entity and (ii) having incurred all liabilities incurred by the Issuing Entity, and all transactions between the Issuing Entity and the Depositor will be disregarded.

(b) The Depositor covenants that for so long as it is a REIT, it will not Transfer the Ownership Interest in the Issuing Entity other than as set forth in Section 4.09(g).

Section 6.02. Withholding Taxes. In the event that any withholding tax is imposed under federal, state, or local law on the Issuing Entity’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 6.02. The Indenture Trustee, on behalf of the Owner Trustee, is hereby authorized and directed to retain in the Payment Account from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuing Entity (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Sponsor will provide the Indenture Trustee with a statement indicating the amount of any such withholding tax. The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Indenture Trustee and remitted to the appropriate taxing authority from the Payment Account at the direction of the Indenture Trustee, on behalf of the Owner Trustee. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder who is a Non-U.S. Person), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Indenture Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees in writing to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 6.03. Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. The Sponsor shall (a) maintain (or cause to be maintained) the books of the Issuing Entity on a calendar year basis on the accrual method of accounting, and (b) deliver (or cause to be delivered) to each Certificateholder such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Certificateholder to prepare its respective federal and state income tax returns. Consistent with the Issuing Entity’s characterization for tax purposes as a Qualified REIT Subsidiary, no federal income tax return shall be filed on behalf of the Issuing Entity unless either (y) the Issuing Entity, the Indenture Trustee or the Certificateholders receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (z) the Internal Revenue Service shall determine that the Issuing Entity is required to file such a return. In the event that the Issuing Entity is required to file tax returns, the Indenture Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Sponsor shall prepare or shall cause to be prepared any tax returns required to be filed by the Issuing Entity. The Depositor, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Sponsor and such returns shall be filed by, or at the direction of, the Sponsor with the appropriate tax authorities. In no event shall the Depositor or the Sponsor be liable for any liabilities, costs or expenses of the Issuing Entity arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except, for any such liability, cost or expense attributable to the Depositor’s breach of its obligations under this Agreement.

ARTICLE VII

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 7.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Notes, the Certificates and the Basic Documents to which the Issuing Entity is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuing Entity is to be a party and any amendment or other agreement or instrument described in Article IV, in each case, as the Sponsor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof. In addition, the Owner Trustee is authorized and directed, on behalf of the Issuing Entity, to execute and deliver to the Authenticating Agent the Trust Request and the Trust Orders referred to in Section 2.11 of the Indenture, directly to the Authenticating Agent to authenticate and deliver the following Notes:

Security	Original Note Principal Balance
Class A-1	$311,472,000
Class A-2	$57,693,000
Class A-3	$205,650,000
Class A-4	$67,513,000
Class M-1	$26,211,000
Class M-2	$19,754,000
Class M-3	$12,152,000
Class M-4	$10,255,000
Class M-5	$10,255,000
Class M-6	$9,876,000
Class M-7	$8,736,000
Class M-8	$8,356,000
Class M-9	$7,600,000

In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuing Entity, pursuant to the Basic Documents.

Section 7.02. General Duties.

(a) It shall be the duty of the Owner Trustee:

(i) to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Issuing Entity is a party and to administer the Issuing Entity in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement; and

(ii) to maintain the Issuing Entity’s existence as a statutory trust under the laws of the State of Delaware.

(b) The Owner Trustee shall not be responsible for taking any action on behalf of the Issuing Entity under any Basic Document unless specifically directed in writing to do so in accordance with Section 7.03 of this Agreement.

(c) The Owner Trustee shall not be responsible for any matter regarding the Securities Act, the Exchange Act or the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

Section 7.03. Action upon Instruction.

(a) Subject to Article V hereof, and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Issuing Entity but only to the extent consistent with the limited purpose of the Issuing Entity. Such direction may be exercised at anytime by written instruction of the Certificateholders pursuant to Article V hereof. Without limiting the generality of the foregoing, the Owner Trustee shall act as directed in writing by the Certificateholders in connection with Note redemptions requested by the Certificateholders, and shall take all actions and deliver all documents that the Issuing Entity is required to take and deliver in accordance with Section 4.01 and Article X of the Indenture in order to effect any redemption requested by the Certificateholders.

(b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trust or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c) Subject to Article V hereof, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction from the Certificateholders as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) Subject to Article V hereof, in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

Section 7.04. No Duties Except as Specified in this Agreement, the Basic Documents or any Instructions.

(a) The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Issuing Entity is a party, except as expressly provided by the terms of this Agreement, any other Basic Document or in any document or written instruction received by the Owner Trustee pursuant to Section 7.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any tax document, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Issuing Entity or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

(b) Notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Issuing Entity or any other Person any filings, certificates, affidavits or other instruments required under the

Sarbanes-Oxley Act of 2002. Notwithstanding any Person’s right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Basic Document.

Section 7.05. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents and (iii) in accordance with any document or written instruction delivered to the Owner Trustee pursuant to Section 7.03.

Section 7.06. Restrictions. Neither the Owner Trustee nor the Sponsor shall take any action (a) that violates or results in a breach of or is inconsistent with the purposes of the Issuing Entity set forth in Section 2.03; (b) that causes or effectuates a Transfer of the Depositor’s Ownership Interest in the Issuing Entity for so long as the Depositor is a REIT other than as set forth in Section 4.09(g) or (c) that, to the actual knowledge of the Sponsor and the Owner Trustee, would result in the Issuing Entity’s becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 7.06.

ARTICLE VIII

CONCERNING THE OWNER TRUSTEE

Section 8.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement and subject to the other Basic Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the other Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful breach or misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 8.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) The Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

(b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders given in accordance with this Agreement;

(c) No provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholders, other than as expressly provided for herein and in the other Basic Documents;

(f) The Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuing Entity under this Agreement or the other Basic Documents that are required to be performed by the Sponsor, the Indenture Trustee or the Servicer;

(g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Sponsor or any of the Certificateholders, unless such Certificateholders, or the Sponsor have offered to the Owner Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful breach or misconduct in the performance of any such act; and

(h) Notwithstanding anything contained herein to the contrary, neither U.S. Bank Trust National Association in its individual capacity nor as Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by U.S. Bank Trust National Association; or (iii) subject U.S. Bank Trust National Association to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by U.S. Bank Trust National Association in its individual capacity or as Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Sponsor to determine whether any action required to be taken pursuant to this Agreement or the other Basic Documents results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional trustee pursuant to Section 11.05 hereof to proceed with such action.

Section 8.02. Furnishing of Documents. Subject to Section 4.07, the Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents. On behalf of the Owner Trustee, the Sponsor shall furnish to Noteholders promptly upon written request therefor, copies of the Sale and Servicing Agreement and the Indenture.

Section 8.03. Representations and Warranties of the Owner Trustee. The Owner Trustee hereby represents and warrants to the Sponsor, the Depositor and the Certificateholders, that:

(a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terns or provisions hereof will contravene any Delaware or Federal law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

(d) This Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder.

(f) No litigation is pending or, to the best of the Owner Trustee’s knowledge, threatened against the Owner Trustee which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

(g) As of the date of the Free Writing Prospectus and the Prospectus Supplement, as applicable, there are no legal or other proceedings involving the Owner Trustee or to the best of a Responsible Officer of the Owner Trustee’s knowledge known to be contemplated by governmental authorities against the Owner Trustee that would be material to the Noteholders.

(h) There are no affiliations relating to the Owner Trustee with respect to Lehman Brothers, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., HSBC Securities (USA) Inc., the Sponsor, the Depositor, the Issuing Entity, the Indenture Trustee and the Hedge Providers.

(i) The Owner Trustee Information is true and correct and does not contain any material omissions as of the date of the Free Writing Prospectus and the Prospectus Supplement, as applicable.

Section 8.04. Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, Note, or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may, at the expense of the Issuing Entity, act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may, at the expense of the Issuing Entity, consult with counsel, Accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be responsible for monitoring the performance of such agents or attorneys or for the failure of others to perform their duties, even if delegated by the Owner Trustee, if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, Accountants or other such persons and not contrary to this Agreement or any other Basic Document.

Section 8.05. Not Acting in Individual Capacity. Except as provided in Section 8.03, in accepting the trusts hereby created, U.S. Bank Trust National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 8.06. Owner Trustee Not Liable for the Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Issuing Entity, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates and as specified in Section 8.03 hereof) or the Notes, or of any Mortgage Loans or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Mortgaged Property, the existence and enforceability of any insurance thereon, the existence and contents of any Mortgage Loan on any computer or other record thereof, the validity of the assignment of any Mortgage Loan to the Issuing Entity or of any intervening assignment, the completeness of any Mortgage Loan, the performance or enforcement of any Mortgage Loan, the compliance by the Sponsor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 8.07. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Sponsor, the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 8.08. Licenses. The Sponsor shall cause the Issuing Entity to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuing Entity shall terminate in accordance with the terms hereof.

Section 8.09. Legal Proceedings. As required by Regulation AB, the Owner Trustee will promptly notify the Servicer, the Depositor and the Issuing Entity of the commencement or, if applicable, the termination of any and all legal proceedings of which any property of the Owner Trustee is the subject, that is material to the Noteholders and any such proceedings known by a Responsible Officer of the Owner Trustee to be contemplated by governmental authorities. In addition, the Owner Trustee will furnish to the Indenture Trustee, the Servicer, the Depositor and the Issuing Entity, in writing, the necessary disclosure describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed pursuant to the Exchange Act.

ARTICLE IX

COMPENSATION OF OWNER TRUSTEE

Section 9.01. Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder as separately agreed (the “Owner Trustee Fee”).

Section 9.02. Indemnification. The Sponsor shall be liable as obligor for, and shall indemnify the Owner Trustee (in its individual and trust capacities) and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Sponsor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 8.01. The indemnities contained in this Section 9.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Sponsor will be entitled to participate therein, with counsel selected by the Sponsor and reasonably satisfactory to the Indemnified Parties, but after notice from an Indemnified Party to the Sponsor of its election to assume the defense thereof, the Sponsor shall not be liable to the Indemnified Party under this Section 9.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of such action; provided, however, that this sentence shall not be in effect if (1) the Sponsor shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, (2) the Sponsor shall have authorized the employment of counsel for the Indemnified Party at the expense of the Sponsor or (3) in the event any such claim involves a possible imposition of criminal liability or penalty or a material civil penalty on such Indemnified Party, a conflict of interest between such Indemnified Party and the Sponsor or another indemnitee or the granting of material injunctive relief against such Indemnified Party, and such Indemnified Party informs the Sponsor that such Indemnified Party desires to be represented by separate counsel, in which case, the reasonable fees and expenses of such separate counsel shall be borne by the Sponsor. If the Sponsor assumes the defense of any such proceeding, the Sponsor shall be entitled to settle such proceeding without any liability being assessed against any Indemnified Party or, if such settlement provides for release of any such Indemnified Party without any liability being assessed against any Indemnified Party in connection with all matters relating to the proceeding which have been asserted against such Indemnified Party in such proceeding by the other parties to such settlement, without the prior written consent of such Indemnified Party, but otherwise only with the prior written consent of such Indemnified Party.

Section 9.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article IX shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE X

TERMINATION OF TRUST AGREEMENT

Section 10.01. Termination of Trust Agreement.

(a) This Agreement (other than Article IX) shall terminate and the Issuing Entity shall dissolve and be of no further force or effect on the earlier of: (i) the final payment or other liquidation of the Mortgage Loans and the disposition of all REO Properties and the remittance of all funds due hereunder with respect to such Mortgage Loans and REO Properties after the satisfaction and discharge of the Indenture pursuant to Section 4.01 of the Indenture; and (ii) the expiration of 21 years from the death of the last survivor of descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James). The bankruptcy, liquidation, dissolution, death or incapacity of the any Certificateholder or the Sponsor shall not (x) operate to terminate this Agreement or the Issuing Entity, nor (y) entitle Certificateholders’ or the Sponsor’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuing Entity or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 10.01(a) above, none of the Sponsor, the Servicer, nor the Certificateholders shall be entitled to revoke or terminate the Issuing Entity.

(c) Notice of any termination of the Issuing Entity, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Indenture Trustee for payment of the final distributions and cancellation, shall be given by the Owner Trustee to the Certificateholders, the Rating Agencies, the Hedge Providers and the Indenture Trustee mailed within five (5) Business Days of receipt by the Owner Trustee from the Servicer of notice of such termination, which notice given by the Owner Trustee shall state (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Indenture Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Indenture Trustee at the time such notice is given to Certificateholders. Upon presentation and surrender of Certificates, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Payment Date pursuant to the terms of the Indenture.

(d) In the event that Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to Certificateholders to surrender the Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Ownership Interest shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of the Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Issuing Entity after exhaustion of such remedies shall be distributed by the Indenture Trustee to the Certificateholders.

(e) Upon the winding up of the Issuing Entity in accordance with Section 3808 of the Statutory Trust Statute and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE XI

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 11.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent that has) a rating of at least “Baa3” by Moody’s, and “A-1” by S&P (or otherwise acceptable to the Rating Agencies). If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.01, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 11.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 11.02.

Section 11.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuing Entity, the Sponsor, the Servicer, the Hedge Providers and the Indenture Trustee. Upon receiving such notice of resignation, the Sponsor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 11.01 and shall fail to resign after written request therefor by the Certificateholders or the Sponsor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Certificateholders or the Sponsor, may remove the Owner Trustee. If the Certificateholders or the Sponsor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Sponsor, shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 11.02 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 11.03, and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies, the Hedge Providers and the Indenture Trustee.

Section 11.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 11.02 shall execute, acknowledge and deliver to the Issuing Entity, the Sponsor, the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon, subject to the payment of all fees and expenses owed to the outgoing Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and moneys held by it under this Agreement; and the Sponsor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 11.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 11.03, the Sponsor shall mail notice of the successor of such Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Sponsor fails to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Sponsor.

Any successor Owner Trustee appointed pursuant to this Section 11.03 shall file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

Section 11.04. Merger or Consolidation of Owner Trustee. Any corporation or banking association into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the

Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation or banking association shall be eligible pursuant to Section 11.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, except the filing of an amendment to the Certificate of Trust, if appropriate, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger, conversion or consolidation to the Rating Agencies and the Hedge Providers and; provided, further, that the Owner Trustee shall file an amendment to the Certificate of Trust as required under Section 11.03 above.

Section 11.05. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Issuing Entity and the Certificates, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and acceptable to the Sponsor to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Issuing Entity, or any part thereof, and, subject to the other provisions of this Section 11.05, such powers, duties, obligations, rights and trusts as the Sponsor and the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 11.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 11.03.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Issuing Entity or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Supplements and Amendments. This Agreement may be amended by the Sponsor, the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders, the Certificateholders or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any Noteholder, Certificateholder or the Hedge Providers (unless the consent of the Hedge Providers is obtained). An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder if the party requesting the amendment (i) delivers an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Owner Trustee to such effect, or (ii) satisfies the Rating Agency Condition with respect to such amendment.

This Agreement may also be amended from time to time by the Sponsor, the Depositor and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee, the Noteholders evidencing more than 50% of the Class Note Balance of the Outstanding Notes of all of the Classes affected thereby and the Certificateholders evidencing more than 50% of the Percentage Interests of the Issuing Entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders, (b) reduce the aforesaid percentage of the Outstanding Principal Balance of the Notes or the Percentage Interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes affected thereby and the Certificateholders of all the outstanding Certificates.

Promptly after the execution of any such amendment or consent, the Sponsor shall furnish written notification of the substance of such amendment or consent to the Certificateholders, the Indenture Trustee, the Hedge Providers and each of the Rating Agencies.

It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been met. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 12.02. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles VI and X. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 12.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Sponsor, the Depositor, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee, the Hedge Providers and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 12.04. Notices.

(a) Unless otherwise expressly specified or permitted by the terms hereof, all communications provided for or permitted hereunder shall be in writing and shall be deemed to have been given if (1) personally delivered, (2) upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the

Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), (3) sent by express courier delivery service and received by the intended recipient or (4) except with respect to notices sent to the Owner Trustee, transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties and confirmed by a writing delivered by any of the means described in (1), (2) or (3), at the following addresses: (i) if to the Owner Trustee, at its Corporate Trust Office; and (ii) if to the Sponsor, Accredited Home Lenders, Inc., 15253 Avenue of Science, Building 1, San Diego, California 92128, Attention: General Counsel, telecopy: (858) 676-2170; or, as to each such party, at such other address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Sponsor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 12.08. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

This Section 12.08 will survive for one year and one day following the termination of this Agreement.

Section 12.09. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificate represents a beneficial interest in the Issuing Entity only and does not represent an interest in or an obligation of the Servicer, the

Sponsor, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

Section 12.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 12.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.12. [Intentionally Omitted.]

Section 12.13. Third-Party Beneficiaries. The Indenture Trustee and the Hedge Providers are intended third-party beneficiaries of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Indenture Trustee and the Hedge Providers.

Section 12.14. [Intentionally Omitted.]

Section 12.15. Servicer. The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuing Entity, the Sponsor or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Servicer a limited power of attorney appointing the Servicer the Issuing Entity’s agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

ACCREDITED HOME LENDERS, INC.,
as Sponsor

By:	/s/ Charles O. Ryan
Name:	Charles O. Ryan
Title:	Securitization Coordinator

ACCREDITED MORTGAGE LOAN REIT TRUST,
as Depositor

By:	/s/ Melissa Dant
Name:	Melissa Dant
Title:	Associate General Counsel-Finance, Ass’t Vice President, and Ass’t Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Owner Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

[Signature page to Amended and Restated Trust Agreement]

EXHIBIT A

FORM OF TRUST CERTIFICATE

THE EQUITY INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (I) SUCH TRANSFER OR EXCHANGE MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFORE, FROM THE SECURITIES ACT OR IS BEING MADE PURSUANT TO THE SECURITIES ACT AND (II) SUCH TRANSFER OR EXCHANGE WILL NOT CAUSE THE ISSUING ENTITY TO BECOME SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940. THIS EQUITY INTEREST MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (I) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND OF SUCH STATE LAWS OR (II) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3A-7 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (INCLUDING, BUT NOT LIMITED TO, ACCREDITED HOME LENDERS, INC.) IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS EQUITY INTEREST UNDER THE ACT OR ANY STATE SECURITIES LAWS.

NO TRANSFER OF THIS CERTIFICATE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE MADE TO ANY PERSON UNLESS THE OWNER TRUSTEE HAS RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN (WITHIN THE MEANING OF SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) A GOVERNMENTAL PLAN (WITHIN THE MEANING OF SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH OF THE FOREGOING, A “PLAN”) AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN ON BEHALF OR, AS INVESTMENT MANAGER OF, AS TRUSTEE OF, OR WITH THE ASSETS OF A PLAN.

THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS, PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR A CERTIFICATE

STATING THAT SUCH TRANSFEREE (A) AGREES TO BE BOUND BY AND TO ABIDE BY THE TRANSFER RESTRICTIONS APPLICABLE TO THIS CERTIFICATE; (B) IS NOT AN ENTITY THAT WILL HOLD THIS CERTIFICATE AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITY THROUGH ELECTRONIC BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS; AND (C) UNDERSTANDS THAT IT MUST TAKE INTO ACCOUNT ITS PERCENTAGE INTEREST OF THE TAXABLE INCOME RELATING TO THIS CERTIFICATE.

A-40

Certificate No. 1	Percentage Interest: 100%

THIS CERTIFIES THAT Accredited Mortgage Loan REIT Trust (the “Certificateholder”) is the registered owner of a 100% Percentage Interest in Accredited Mortgage Loan Trust 2007-1 (the “Issuing Entity”) existing under the laws of the State of Delaware and created pursuant to that certain Trust Agreement, dated as of January 10, 2007, as amended and restated on January 30, 2007 (as amended and restated, the “Trust Agreement”), by and among Accredited Home Lenders, Inc., as sponsor, Accredited Mortgage Loan REIT Trust, as depositor, and U.S. Bank Trust National Association, not its individual capacity but solely as owner trustee under the Trust Agreement (the “Owner Trustee”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement. The Owner Trustee, on behalf of the Issuing Entity and not in its individual capacity, has executed this Certificate by one of its duly authorized signatories as set forth below. This Certificate is one of the Certificates referred to in the Trust Agreement and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which the Certificateholder by virtue of the acceptance hereof agrees and by which the Certificateholder hereof is bound. Reference is hereby made to the Trust Agreement for the rights of the Certificateholder, as well as for the terms and conditions of the Issuing Entity created by the Trust Agreement.

The recitals contained herein (other than the signature and countersignature of the Owner Trustee) shall be taken as the statements of the Sponsor, and the Owner Trustee assumes no responsibility for the correctness thereof.

The Certificateholder, by its acceptance hereof, agrees not to transfer this Certificate except in accordance with terms and provisions of the Trust Agreement.

The Certificateholder, by its acceptance hereof, acknowledges that such Certificateholder’s Certificate represents a beneficial interest in the Issuing Entity only and does not represent an interest in or an obligation of the Servicer, the Depositor, the Sponsor, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or the other Basic Documents.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuing Entity and not in its individual capacity, has caused this Certificate to be duly executed.

ACCREDITED MORTGAGE LOAN TRUST 2007-1

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

Dated: January 30, 2007

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

Dated: January 30, 2007

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within instrument, and all rights thereunder, hereby irrevocably constituting and appointing                                         , Attorney, to transfer said Instrument on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

By:	*/
Signature Guaranteed:

By:	*/

*/	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B

FORM OF CERTIFICATE OF TRUST

CERTIFICATE OF TRUST OF

ACCREDITED MORTGAGE LOAN TRUST 2007-1

THIS CERTIFICATE OF TRUST OF ACCREDITED MORTGAGE LOAN TRUST 2007-1 (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.)(the “Act”).

1. Name. The name of the statutory trust formed hereby is Accredited Mortgage Loan Trust 2007-1.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, Eighth Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the Governing instrument of the Trust, as the same may be amended from time to time (each, a “Series” or “Sub-Trust”).

4. Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

B-1

IN WITNESS WHEREOF, the undersigned, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF INVESTMENT LETTER

                    ,

Accredited Home Lenders, Inc.

15253 Avenue of Science, Building 1

San Diego, California 92128

U.S. Bank Trust National Association

300 Delaware Avenue, Eighth Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Re:	Accredited Mortgage Loan Trust 2007-1 (the “Issuing Entity”)
Asset-Backed Notes, Series 2007-1

Ladies and Gentlemen:

                                                                                               (the “Certificateholder”) has purchased or acquired, or intends to purchase or acquire from                     , the current Certificateholder (the “Current Certificateholder”), a Trust Certificate representing a 100% Percentage Interest (the “Certificate”) in the Issuing Entity, which represents an interest in the Issuing Entity created pursuant to that certain Trust Agreement, dated as of January 10, 2007, as amended and restated on January 30, 2007 (the “Trust Agreement”), by and among Accredited Home Lenders, Inc., as Sponsor, Accredited Mortgage Loan REIT Trust, as Depositor and U.S. Bank Trust National Association, as Owner Trustee. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement.

CERTIFICATION

The undersigned, as an authorized officer or agent of the Certificateholder, hereby certifies, represents, warrants and agrees on behalf of the Certificateholder as follows:

1. The Certificateholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is authorized to invest in the Certificate. The person executing this letter on behalf of the Certificateholder is duly authorized to do so on behalf of the Certificateholder.

2. The Certificateholder hereby acknowledges that no transfer of the Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); and applicable state securities laws, or is made in accordance with the Securities Act and such laws.

3. The Certificateholder understands that the Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred to a person whom the transferor reasonably believes is (A) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or (B) a Person involved in the organization or operation of the Issuing Entity or an affiliate of such Person, (I) in a transaction pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (II) exempt from the registration requirements of the Securities Act and any such state securities laws and an Opinion of Counsel is delivered to the Owner Trustee and the Certificate Registrar that (i) such transfer or exchange may be made pursuant to an exemption, describing the applicable exemption and the basis therefore, from the Securities Act or is being made pursuant to the Securities Act and (ii) such transfer or exchange will not cause the Issuing Entity to become subject to the Investment Company Act of 1940. The Certificateholder understands that the Certificate bears a legend to the foregoing effect.

4. The Certificateholder is acquiring the Certificate for its own account or for accounts for which it exercises sole investment discretion, and not with a view to or for sale or other transfer in connection with any distribution of the Certificate in any manner that would violate Section 5 of the Securities Act or any applicable state securities laws, subject nevertheless to any requirement of law that the disposition of the Certificateholder’s property shall at all times be and remain within its control.

5. [The Certificateholder is (A) a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act, and is aware that the transferor of the Certificate may be relying on an exemption from the registration requirements of the Securities Act and is acquiring such Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B) a Person involved in the organization or operation of the Issuing Entity or an affiliate of such Person within the meaning of Rule 3a-7 of the Investment Company Act of 1940, as amended (including, but not limited to, the Sponsor). The Certificateholder is able to bear the economic risks of such an investment. The Certificateholder is a QIB because [STATE FACTUAL BASIS FOR QIB STATUS].] [Only include if an Opinion of Counsel contemplated by Section 4.09(a) of the Trust Agreement is not being delivered.]

6. If the Certificateholder sells or otherwise transfers the registered ownership of such Certificate, the Certificateholder will comply with the restrictions and requirements with respect to the transfer of the ownership of the Certificate under the Trust Agreement, and the Certificateholder will obtain from any subsequent purchaser or transferee substantially the same certifications, representations, warranties and covenants as required under the Trust Agreement in connection with such subsequent sale or transfer thereof.

7. The Certificateholder is not an entity that will hold a Certificate as nominee (a “Book Entry Nominee”) to facilitate the clearance and settlement of such security through electronic book-entry changes in Accounts or participating organizations.

8. The Certificateholder consents to any amendments of the Trust Agreement as may be required to effectuate further the restrictions on transfer of the Certificates to Book Entry Nominees.

9. The Certificateholder is not a Plan and is not, directly or indirectly, purchasing such Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

10. The Certificateholder hereby agrees to indemnify each of the Issuing Entity, the Indenture Trustee and the Owner Trustee against any liability that may result if the Certificateholder’s transfer of a Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Issuing Entity, the Indenture Trustee, and the Owner Trustee shall survive the termination of the related Trust Agreement.

11. [The Certificateholder qualifies for taxation as a REIT or is a qualified REIT subsidiary.] [Only include if an Opinion of Counsel contemplated by Section 4.09(g) of the Trust Agreement is not being delivered.]

IN WITNESS WHEREOF, the Certificateholder has caused this instrument to be executed on its behalf pursuant to the authority of its Board of Directors, by its duly authorized signatory this              day of                     ,         .

[NAME OF CERTIFICATEHOLDER]

By:
Name:
Title:

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

                    ,

Accredited Home Lenders, Inc.

15253 Avenue of Science, Building 1

San Diego, California 92128

U.S. Bank Trust National Association

300 Delaware Avenue, Eighth Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Re:	Accredited Mortgage Loan Trust 2007-1 (the “Issuing Entity”)
Asset-Backed Notes, Series 2007-1

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Asset-Backed Certificates (the “Certificates”) we certify that (i) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (ii) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Dated:

[NAME OF TRANSFEROR]

By:
Authorized Officer

D-1